AGREEMENT

                    FOR TECHNOLOGY COOPERATION & DEVELOPMENT


This Technology Cooperation & Development Agreement ("Agreement") is made and entered into on this 9th day of March 2004, by and between the following:

Photron Technologies Ltd. ("Photron"); and

aeroTelesis,  Inc. ("aeroTelesis")

aeroTelesis and Photron are hereinafter jointly referred to as the "Parties" to this Agreement. If any additional provisions needed to be made to this Agreement, the Parties mutually agree to do so only in writing and will attach any such written provisions as an Addendum to this Agreement. Furthermore, the Parties will use this Agreement as the foundation for a more definitive agreement to be determined in the future and which will supercede this Agreement in its entirety.

RECITALS

Whereas Photron is a wireless technology company specializing in the design, development and integration of next generation wireless transmission methods & techniques as well as other wireless systems & devices; and is the developer and manufacturer of a proprietary ultra narrowband technology called Ultra Spectral Modulation ("USM"); and

Whereas aeroTelesis is a global wireless communications services company for networks such as mobile wireless, wireless local loop, Voice over Internet Protocol (VoIP) as well as satellite communications and is focused in the commercial deployment of new and higher generations of wireless networks; and

Whereas the Parties entered into a License Agreement dated February 27, 2004, for which it was agreed that Photron would license its USM technology to aeroTelesis for use in basic telecommunication services on a semi-exclusive basis as well for use in satellite networks on an exclusive basis; and

Whereas aeroTelesis has established strategic relationships with leading U.S. satellite companies for the potential integration of USM into satellite communications and can initiate the development of other possible business relationships with wireless technology companies to pursue other applications for USM in voice, data, & video networks; and

Whereas aeroTelesis has organized a series of laboratory demonstrations for Photron to demonstrate to these satellite companies the high speed data rates that USM can achieve in narrow bandwidth channels; and, furthermore, aeroTelesis is arranging for additional laboratory demos to be followed by one or more field trials in the U.S. and Southeast Asia; and


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

                                    AGREEMENT

                    FOR TECHNOLOGY COOPERATION & DEVELOPMENT


Whereas the Parties recognize the opportunity to establish a formal technology cooperation and development relationship that will enable the Parties to closely collaborate in the commercial development USM products & systems that aeroTelesis will deploy in its target markets.

Now, therefore, for and in consideration of the foregoing premises and the mutual covenants and stipulations hereinafter set forth, the Parties hereby agree as follows:

1.    SCOPE OF THE TECHNOLOGY COOPERATION & DEVELOPMENT:

The primary scope of this Agreement will comprise technology cooperation and development for the USM products and systems that aeroTelesis intends to deploy in its target markets through its license from Photron. This cooperation and development is specifically applicable for the following network services:

o     Wireless Local Loop (WLL)

o     Mobile Voice & Data Networks

o     Satellite Communications

o     Voice over Internet Protocol (VoIP)

o     Others to be determined


The Parties recognize that each party has its own areas of expertise - including but not limited to network design, engineering, systems integration, and others
- and they endeavor to work in cooperation and collaboration with each other, as necessary and subject to the specifications & requirements that aeroTelesis needs for its wireless networks, to maximize their skills for the development of new and higher generations of wireless products & systems based upon USM.

2.    JOINT COMMUNICATION BETWEEN THE PARTIES

It is clearly understood that the USM technology requires further development prior to commercial deployment for these network services and that the communication between the Parties for this Technology Cooperation & Development specifically refers to the network services (as defined above) that aeroTelesis intends to deploy. As necessary and appropriate, aeroTelesis will participate in technical discussions and offer its suggestions and views on the commercial development of the USM technology for aeroTelesis' networks. Photron will also encourage and/or request aeroTelesis' participation as and when it deems to be most appropriate.

It is agreed that the Parties will maintain open lines of communication and will regularly update the other party on technical issues or questions that need to be addressed. If, in the future, it is determined that a more structured communication system and regular meeting schedules need to be established, then the Parties will organize such.


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

                                    AGREEMENT

                    FOR TECHNOLOGY COOPERATION & DEVELOPMENT

At this time, it is recognized by Photron that the Chairman and CEO of aeroTelesis, Dr. Jagan Narayanan, will lead most of the technical discussions on behalf of aeroTelesis; and his insights and guidance are most welcomed by Photron.

3.    AREAS FOR TECHNICAL COOPERATION AND DEVELOPMENT

The Parties agree to share knowledge and expertise in the development of USM products and systems that will be deployed by aeroTelesis for its various wireless networks. This will include but not be limited to the following activities:

      o     Product definition and design

      o     Systems integration

      o     Identification   of  new   applications   and   upgrading   existing
            applications

      o Identification of new partnerships with other wireless technology companies

      o     Other areas

There may be other occasions when "out of the ordinary" technical matters needs to be addressed by the Parties. As such, the Parties have the option to outline such matter in writing and describe the steps that need to be taken. The Parties can then approve the necessary action items as they determine to be best.

4.    LABORATORY FACILITIES

Photron intends to establish a laboratory facility (the "Lab") in the Silicon Valley region. The purpose of the Lab is to initially integrate the USM technology into a microchip, such as a DSP or ASIC. Subsequently, the Lab will perform other commercialization activities, such as systems integration, related to the development of the USM products & systems.

Photron recognizes the potential need for technical input and guidance from aeroTelesis, since aeroTelesis will deploy the USM products & systems in multiple markets. Since aeroTelesis has expertise and knowledge of the technical specifications and requirements for its wireless networks and has the ability to provide Photron with technical guidance and product/systems specifications, Photron agrees to invite aeroTelesis to visit the Lab as well as to potentially provide working space for aeroTelesis executives and/or technical staff to work in conjunction with Photron's team at the Lab (under Photron's supervision) as and when the situation is appropriate.

5.    TECHNICAL ADVISORY/CONSULTING SERVICES

There may be times when aeroTelesis can help to provide technical advisory/consulting services (the "Consulting Services") for Photron that will benefit both Parties in respect of the development of USM and its deployment into the international markets. In particular, such services may be useful to raise the profile of USM in making it into a new wireless standard, like GSM and CDMA are known as the predominant wireless standards today. With respect to the types of Consulting Services that aeroTelesis may be able to provide, they could be the following:


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

                                    AGREEMENT

                    FOR TECHNOLOGY COOPERATION & DEVELOPMENT


      o     Technology validation activities

      o     Technology analysis and reviews

      o     Academic research studies

      o     Others

In consideration for the Consulting Services, Photron will pay cash fees to aeroTelesis on a case-by-case basis, for which the amount of consideration will be negotiated by the Parties upon the task and scope of work being defined.

In determining the Consulting Services that are necessary, the Parties have the option to proceed with two courses of action:

1. Photron will identify the type of consulting service that it requires from aeroTelesis and will inform aeroTelesis in writing accordingly; OR

2. aeroTelesis will identify the type of consulting service that it can provide to help benefit the USM technology and will suggest, in writing, the type of work to be done and its related consulting role (subject to Photron's written approval)

Prior to any consulting services, for either of the two options, being provided by aeroTelesis, the Parties will agree in writing to the nature of the activity and amount of fees to be paid.

6.    CONFIDENTIALITY & NON-DISCLOSURE

Each party agrees to hold in the strictest confidence and not to disclose any of the Confidential Information shared or exchanged hereunder, except to the extent disclosure thereof is necessary to instruct any of its employees or others in its operation or as required by law, and further agrees and warrants that its officers, directors, agents, affiliates, consultants and employees shall have entered into agreements not to disc lose any of such Confidential Information prior to disclosure to them of any of such Confidential Information.

This Agreement is legal and binding upon the Parties under the laws of the Republic of Singapore.

                                   SIGNATORIES

_____________________                           ________________________
Photron Technologies Ltd.                       aeroTelesis, Inc.
William Chan, Director                          Joseph Gutierrez, President


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